EXHIBIT 23(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-3415, 33-33153, 33-53155, 33-53897,
33-55317, 33-58787, 333-36909, 333-49195, 333-36846, 333-75848 and 333-100234 on Form S-8 and No. 333-33814 on Form S-3 of Marshall & Ilsley Corporation of our report dated January 15, 2003 appearing in this Annual Report on Form 10-K of Marshall & Ilsley Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
March 7, 2003